EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Transition Therapeutics Inc. of our auditors’ report dated September 15, 2008 relating to the consolidated financial statements and our comments by auditors on Canada-US Reporting Differences dated September 15, 2008 which appear in Transition Therapeutics Inc.’s Annual Report on Form 40-F for the year ended June 30, 2008.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Chartered Accountants, Licensed Public Accountants

Toronto, Canada

February 11, 2009